Exhibit 3.1

BYLAWS

OF

INCYTE CORPORATION

(amended as of September 16, 2008)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.           Place of Meetings.  All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

Section 2.           Annual Meeting.   Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors or the chief executive officer and stated in the notice of meeting.  At the annual meeting the stockholders shall elect by a plurality vote a board of directors.  The stockholders shall also transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the chief executive officer, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section.  The requirements of this Section shall apply to any business to be brought before an annual meeting by a stockholder, other than (i) the nomination of a person for election as a director, which must be made in compliance with, and shall be exclusively governed by, Section 1 of Article II of these bylaws, and (ii) matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the secretary of the corporation in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the secretary of the corporation, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to the date of the meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.

A stockholder’s notice to the secretary shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, and the name and address of any associated person (as defined below) of the stockholder and the beneficial owner covered by the following clauses (ii)(B), (ii)(C), (ii)(E) and (iii); (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any associated person of the stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; (C) any material interest of the stockholder, the beneficial owner, if any, and any associated person of the stockholder and the beneficial owner in such business; (D) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder or the beneficial owner and any such group, would be required to approve or adopt such business and/or otherwise to solicit proxies from stockholders in support of such business; and (E) any other information that would be required to be provided by the stockholder, the beneficial owner, if any, and any associated person of the stockholder and the beneficial owner pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the stockholder or the beneficial owner were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner: (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice; (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities; (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (D) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such business.

Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation.  For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.  Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to the preceding paragraph.  The requirements set forth in the preceding paragraph of this Section are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting.  Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the board of directors if and to the extent provided for under law, the certificate of incorporation, or these bylaws.

The chairman of the board of the corporation (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if the chairman of the board (or such other person )should so determine, the chairman of the board (or such other person ) shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

For purposes of these bylaws, (1) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (2) “associated person” of a person shall mean any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such person, and (3) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

Section 3.           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called only by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4.           Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 5.           Voting List.  The officer who has charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

Section 6.           Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws.

Section 7.           Adjournments.  Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.           Action at Meetings.  When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.           Voting and Proxies.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder.  Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  All proxies must be filed with the secretary of the corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting.  Subject to the limitation set forth in the last clauses of the second preceding sentence, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

Section 10.         Action Without Meeting.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 1.           Number, Election, Tenure and Qualification.  The number of directors which shall constitute the whole board of directors shall not be less than one (1) nor more than twelve (12), and the exact number of directors shall be eight (8) until changed by resolution of the board of directors.  Within such limit, the number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors.  The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.  Directors need not be stockholders.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the board of directors at the annual meeting may be made by or at the direction of the board of directors (or any duly authorized committee thereof) or may be made by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section.  Such nominations, other than those made by or at the direction of the board of directors (or any duly authorized committee thereof), shall be made pursuant to timely notice in writing to the secretary of the corporation.

To be timely, with respect to an annual meeting of stockholders, a stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the secretary of the corporation, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to the date of the meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made.  To be timely, with respect to a special meeting of stockholders as to which the board of directors of the corporation gives notice that directors are to be elected, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the secretary of the corporation, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the special meeting was mailed or the day on which public announcement of the date of such special meeting was first made.  In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.  In the case of a special meeting of stockholders as to which the board of directors of the corporation gives notice that directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the corporation’s notice of meeting as being up for election at such meeting.

A notice to the secretary by a stockholder intending to nominate a person or persons for election as director(s) shall set forth the following:  (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class, series and number of shares of capital stock of the corporation that are owned of record and beneficially by the person; (D) a statement as to the person’s citizenship and as to whether such person, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors of the corporation, in accordance with the corporation’s Corporate Governance Guidelines; (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, or any associated person of the stockholder or the beneficial owner, on the one hand, and the person, and such person’s respective affiliates and associates, or other acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission assuming for this purpose that the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, and any associated person of the stockholder or the beneficial owner were the “registrant” and such person were a director or executive officer of such registrant; (F) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (G) the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made: (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any associated person of the stockholder and the beneficial owner covered by the following clauses (ii)(B), (ii)(D) and (iii); (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any associated person of the stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; (C) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder or the beneficial owner and any such group, would be required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (D) any other information relating to the stockholder, the beneficial owner, if any, and any associated person of the stockholder and the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner: (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice; (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities; (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (D) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner and any associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.  Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any nomination to be considered pursuant to this Section.

In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the chairman of the board of directors (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman of the board (or such other person) should so determine, the chairman of the board (or such other person) shall so declare to the meeting and the defective nomination shall be disregarded.  Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual or special meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.  For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the nomination at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

Section 2.           Enlargement.  The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

Section 3.           Vacancies.  Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the board of directors through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

Section 4.           Resignation and Removal.  Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or the secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

Section 5.           General Powers.  The business and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 6.           Chairman of the Board.  If the board of directors appoints a chairman of the board, the chairman of the board shall, when present, preside at all meetings of the stockholders and the board of directors.  The chairman of the board shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested by the board of directors.

Section 7.           Place of Meetings.  The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 8.           Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.  A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 9.           Special Meetings.  Special meetings of the board may be called by the chairman of the board, chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office.  Twenty-four hours’ notice, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to a director’s business or home address, or by electronic mail or other electronic means, or three days notice by written notice deposited in the mail, shall be given to each director by the secretary or the chairman of the board or by the officer or one of the directors calling the meeting.  A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

Section 10.         Quorum, Action at Meeting, Adjournments.  At all meetings of the board, a majority of directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation.  For purposes of this Section, the term “entire board” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the “entire board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization.  If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11.                          Action by Consent.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee.

Section 12.                          Telephonic Meetings.  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 13.                          Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the board of directors.

Section 14.                          Compensation.  Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.  No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.  The board of directors may also allow compensation for members of special or standing committees for service on such committees.

ARTICLE III

OFFICERS

Section 1.                                Enumeration.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer or treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including one or more vice-presidents, and one or more assistant secretaries and assistant treasurers.  If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                                Election.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a chief financial officer or treasurer.  Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

Section 3.                                Tenure.  Each officer of the corporation shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing an officer, or until such officer’s earlier death, resignation or removal.  Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer.  Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion.  Any officer may resign by delivering a written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 4.                                President.  The president shall be the chief operating officer of the corporation.  The president shall also be the chief executive officer unless the board of directors otherwise provides.  The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect.  The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 5.                                Vice-Presidents.  In the absence of the president or in the event of the president’s inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 6.                                Secretary.  The secretary shall have such powers and perform such duties as are incident to the office of secretary.  The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision the secretary shall be.  The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

Section 7.                                Assistant Secretaries.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe.  In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

Section 8.                                Chief Financial Officer.  The chief financial officer shall perform such duties and shall have such powers as may be assigned by the board of directors or the chief executive officer.  The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all the transactions as chief financial officer and of the financial condition of the corporation.

Section 9.                                Treasurer and Assistant Treasurers.  The treasurer (if one is appointed) shall have such duties as may be specified by the chief financial officer to assist the chief financial officer in the performance of his or her duties, and to perform such other duties and have such other powers as may from time to time be prescribed by the board of directors or the chief executive officer.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer, the chief financial officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall assist the treasurer in the performance of his or her duties and, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the chief financial officer or the treasurer may from time to time prescribe.

Section 10.                          Bond.  If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

ARTICLE IV

NOTICES

Section 1.                                Delivery.  Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the address of such director or stockholder as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service.  Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, or by electronic transmission, addressed to such director or stockholder at such director’s or stockholder’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

Section 2.                                Waiver of Notice.  Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

INDEMNIFICATION

Section 1.                                Actions Other than by or in the Right of the Corporation.  Subject to Section 4 of this Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees and related disbursements, judgments, fines, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                                Actions by or in the Right of the Corporation.  Subject to Section 4 of this Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees and related disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.                                Success on the Merits.  To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys’ fees and related disbursements) actually and reasonably incurred by such person in connection therewith.

Section 4.                                Specific Authorization.  Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be, of this Article V.  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

Section 5.                                Advance Payment.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided for in Section 4 of this Article V upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this Article V.

Section 6.                                Non-Exclusivity.  The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person;  provided, however, that any repeal or amendment of any of the provisions of this Article V shall not adversely affect any right or protection of any indemnitee existing at the time of such repeal or amendment.  The rights to indemnification and advancement of expenses provided by this Article V shall be contract rights.

Section 7.                                Insurance.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article V.

Section 8.                                Severability.  If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 9.                                Intent of Article.  The intent of this Article V is to provide for indemnification to the fullest extent not prohibited by section 145 of the General Corporation Law of Delaware.  To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time not prohibited by law.

ARTICLE VI

CAPITAL STOCK

Section 1.                                Certificates of Stock.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2.                                Lost Certificates.  The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 3.                                Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4.                                Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

For purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the corporation, request the board of directors to fix a record date.  The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary and no record date has been fixed by the board of directors (whether, in the case in which such a request is received, no record date has been fixed within ten days after the date on which such a request is received, or, in the case in which no such a request has been received), shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the board of directors is necessary and no record date has been fixed by the board of directors, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5.                                Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CERTAIN TRANSACTIONS

Section 1.                                Transactions with Interested Parties.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)          the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)         The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)          The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 2.                                Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                                Dividends.  Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                                Reserves.  The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 3.                                Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors, or such officers of the corporation as may be designated by the board of directors to make such designation, may from time to time designate.

Section 4.                                Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5.                                Seal.  The board of directors may, by resolution, adopt a corporate seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.  The seal may be altered from time to time by the board of directors.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors, provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting.